Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Leticia Sabiniano

U.S. Bank National Association

One California Street, Suite 2100

San Francisco, CA 94111

(415) 273-4512

(Name, address and telephone number of agent for service)

Seagate Technology

(Exact name of guarantor with respect to the Securities)

Cayman Islands	98-0355609
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 309GT, Ugland House, South Church St. George Town, Grand Cayman, Cayman Islands	N. A.
(Address of Principal Executive Offices)	(Zip Code)

Seagate Technology HDD Holdings

(Exact name of issuer with respect to the Securities)

Cayman Islands	98-0421841
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 309GT, Ugland House, South Church St. George Town, Grand Cayman, Cayman Islands	N.A.
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

In answering this item, the trustee has relied, in part, upon information furnished by the obligor, and has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

Exhibit 1.	A copy of the Articles of Association of the Trustee.*

Exhibit 2.	A copy of the certificate of authority of the Trustee to commence business.*

Exhibit 3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

Exhibit 4.	A copy of the existing bylaws of the Trustee.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to Registration Number 333-67188.
A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Structured Obligations Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, on November 16, 2001 (Registration No. 333-67188), and is incorporated herein by reference.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 12th day of September, 2006.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Leticia Sabiniano
Leticia Sabiniano Assistant Vice President

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: September 12th, 2006

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Leticia Sabiniano
Leticia Sabiniano Assistant Vice President

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Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 06/30/2006

($000’s)

06/30/2006
Assets
Cash and Due From Depository Institutions	$7,250,783
Federal Reserve Stock	0
Securities	38,280,379
Federal Funds	3,206,234
Loans & Lease Financing Receivables	138,643,464
Fixed Assets	1,900,799
Intangible Assets	11,772,884
Other Assets	11,499,406

Total Assets	$212,553,949

Liabilities
Deposits	$135,429,440
Fed Funds	2,976,736
Treasury Demand Notes	6,713,755
Trading Liabilities	370,755
Other Borrowed Money	32,369,084
Acceptances	0
Subordinated Notes and Debentures	6,909,696
Other Liabilities	6,518,843

Total Liabilities	$191,288,309

Equity
Minority Interest in Subsidiaries	$1,033,230
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	8,410,170

Total Equity Capital	$21,265,640

Total Liabilities and Equity Capital	$212,553,949

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